SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                            ___________________



           Date of Report (Date of earliest event reported) May 16, 2002
	        		BICO, INC.
              (Exact name of registrant as specified in its charter)


Pennsylvania                        0-10822                    25-1229323
 State of other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)


     2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
         (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code (412) 429-0673





            _______________________________________________________
	    (Former name or former address, if changes since last report.)












Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
        BICO, Incorporated 52% owned subsidiary, Diasense, Inc., today announced that the value of its previous $1.6 million investment into MicroIslet, Inc. has increased significantly due to the recent success and merger of MicroIslet into a public company.
        As a result of the transaction, Diasense received 3,465,451 shares of common stock in the new public company, which closed at $5.00 per share on Wednesday, May 15, 2002. The new company is currently doing business as MicroIslet,
        Diasense now owns approximately 15.3% of MicroIslet, and because its holdings are more than 10% of MicroIslet, the federal securities laws require a two-year holding period for Diasense's MicroIslet stock.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

        (a)	Financial Statements and Businesses Acquired - Not Applicable.
	(b)	Pro Forma Financial Information - Not Applicable.
	(c) 	Exhibits - Press Release.

                                SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            	BICO, INC.

                                                by /s/	Fred E. Cooper
                                                Fred E. Cooper, CEO
DATED:  May 16, 2002








            BICO AND SUBSIDIARY, DIASENSE, REALIZE INCREASED VALUE
                             OF MICROISLET INVESTMENT

        Pittsburgh, PA - May 16, 2002 - BICO, Incorporated (OTCBB:BIKO) 52% owned subsidiary, Diasense, Inc., today announced that the value of its previous $1.6 million investment into MicroIslet, Inc. has increased significantly due to the recent success and merger of MicroIslet (OTCBB:MII into a public company.
	As a result of the transaction, Diasense received 3,465,451 shares of common stock in the new public company, which closed at $5.00 per share on Wednesday, May 15, 2002. The new company is currently doing business as MicroIslet.
	Diasense now owns approximately 15.3% of MicroIslet, and because its holdings are more than 10% of MicroIslet, the federal securities laws require a two-year holding period for Diasense's MicroIslet stock.
	Fred E. Cooper, CEO of BICO and President of Diasense, said,
 "Obviously, management is pleased to see such an increase in the value of Diasense's holdings in MicroIslet, and we believe that this investment in MicroIslet's technology will continue to build further value in both Diasense and BICO."
        MicroIslet, Inc. is a biotechnology company based in San Diego engaged in the research, development and commercialization of technologies in the field of cell transplantation therapy for patients with insulin-dependent diabetes. MicroIslet has licensed several technologies from Duke University Medical Center developed over the last decade for the isolation, culture, storage, and microencapsulation of insulin producing cells.
	BICO has its corporate offices in Pittsburgh, PA and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions. Subsidiary, Diasense, Inc., owns the patents, technology, marketing and distribution rights for the Diasensorr noninvasive glucose monitor, which was developed by BICO.

FOR FURTHER INFORMATION, CONTACT:
Investors	                                Media
Diane McQuaide	                                Susan Taylor
1.412.429.0673 phone	                        1.412.429.0673 phone
1.412.279.9690 fax	                        1.412.279.5041 fax
INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204

www.bico.com;    www.microislet.com